EXHIBIT 5.1 - OPINION OF STEPP LAW GROUP
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January 13, 2003

VIA FACSIMILE 480.664.4366
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CONFIRMATION BY U.S. MAIL
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Mobile Tire Renew (International), Inc.
5510 Hawestor Road
Burlington, Ontario
Canada L7L 5V4

     Re: Registration Statement on Form SB-2

Gentlemen:

We have acted as special counsel to Mobile Tire Renew (International), Inc., a Nevada corporation (the "Company"), and in such capacity, we have examined the form of Registration Statement on Form SB-2 ("Registration Statement") to be filed with the Securities and Exchange Commission ("Commission") by the Company in connection with the registration pursuant to the Securities Act of 1933, as amended ("Act"), of 6,625,000 shares of common stock (the "Shares"). In rendering the following opinion, we have relied solely on information, representations and warranties provided by the Company.

It is our opinion that the Shares are duly authorized, validly issued and non-assessable.

We express no opinion as to compliance with the securities laws or other laws in any foreign jurisdiction in which the Shares may be distributed and the effect, if any, which non-compliance with such laws might have. Nothing in this opinion shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Act or the rules and regulations of the Commission pursuant thereto.


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Mobile Tire Renew (International), Inc.
January 13, 2003
Page 2


The Company is hereby advised, urged and encouraged to retain securities counsel in each jurisdiction outside the United States in which the Shares may be distributed regarding compliance with the securities laws of such jurisdiction.

This opinion is as of the date of this letter.

Sincerely,

STEPP LAW GROUP

/s/ Thomas E. Stepp Jr.

By: Thomas E. Stepp, Jr.